EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of New Plan Realty Trust on Forms S-3 (File Nos. 33-58596, 333-15635 and 33-60315) and on Forms S-8 (33-57946 and 33-59077) of our report dated July 21, 1997 on our audit of the Historical Summary of Combined Revenues and Certain Operating Expenses of certain properties acquired by New Plan Realty Trust for the year ended October 31, 1996, which is included in this Amendment No. 1 on Form 8-K/A dated September 19, 1997.



                                   EICHLER, BERGSMAN & CO., LLP


New York, New York
September 19, 1997